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                                                                EXHIBIT 21.1

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                       ANTEC CORPORATION & SUBSIDIARIES
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ANTEC CORPORATION, 36-3892082 (Delaware)

      TSX Corporation, 74-2678034 (Nevada)
              Texscan Corporation, 35-1109686 (Delaware)
              Texscan MSI Corporation, 87-0363200
              Texscan Trading Company, 74-2675440
              ANTEC International Corp. (Barbados)
              Texscan Limited (United Kingdom)
              Texscan de Mexico, S.A. de C.V. (Mexico)

       Scientific-Atlanta LA Venture, Inc., 58-2084469 (Florida)

       ANTEC Pacific, Inc., 36-4011273 (Illinois)
              Australia Branch

       ANTEC Spain, Inc., 36-4011277 (Illinois)
              Spain Branch

       ANTEC Digital Video Inc., 58-2163150 (shell company) (Illinois)

       Itel Holdings, Inc., 36-3661133 (Illinois)
              Electronic Connector Corp. of Illinois, 36-3542005
              (Illinois)
              Regal Technologies, Ltd., 36-3661130 (Illinois) ANTEC Latin America, Inc., 36-3684616 (Illinois)
                     Communicaciones Broadband S.A. de C.V.
                     Communicaciones Broadband Argentina,
                     Communicaciones Broadband do Brazil, Ltd

       Power Guard, Inc., 63-1139816 (Illinois)
       Engineering Technologies Group, Inc., 36-4019840 (Colorado) Electronic System Product, Inc., 36-4011341 (Illinois)

       Keptel, Inc.,    36-3977107 (Delaware)
                 Comfab Technologies, Inc., 36-2820491 (Delaware)
                 Benefits Connection, Inc., 22-3333376 (New Jersey) Keptel de Mexico S.A. de C.V. (Mexico)

       Anixter CATV Industries, 95-3582672 (California)
                 Home Satellite System, 95-3954194 (California)
                 MSO Supply Company, 95-3795688 (California)

       ANTEC International Holdings, Inc., 36-3943825 (Illinois)
                 ANTEC Hong Kong
                 ANTEC China
                 ANTEC Singapore

       Antec Foreign Sales Corporation (Barbados)